Exhibit 23 (a)




                 Consent of Independent Auditors


The Board of Directors
PepsiCo, Inc.

We consent to the use of our report dated February 7, 1995 on the consolidated financial statements and schedule of PepsiCo, Inc. and subsidiaries as of December 31, 1994 and December 25, 1993 and for each of the years in the three year period ended December 31, 1994 incorporated herein by reference in the Registration Statement on Form S-8 of PepsiCo, Inc. pertaining to the PepsiCo Long-Term Savings
Program.

Our report refers to PepsiCo, Inc.'s adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," and the change in the method of calculating the market-related value of pension plan assets used in the determination of pension expense in 1994, and PepsiCo's adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No. 109, "Accounting for Income Taxes" in 1992. Further, we acknowledge our awareness of the use therein of our review report dated May 2, 1995 related to our review of interim financial information. Our review report refers to PepsiCo, Inc.'s adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," and the change in the method of calculating the market-related value of pension plan assets used in the determination of pension expense in 1994, and PepsiCo's adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No. 109, "Accounting for Income Taxes" in 1992.

Pursuant to Rule 436(c) under the Securities Act of 1933, such review report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                               /s/ KPMG PEAT MARWICK LLP


New York, New York
July 11, 1995